EXHIBIT 2.5


                 AMENDMENT NO. 1 TO INTEREST PURCHASE AGREEMENT


         Pursuant to Section 11.2 of the Interest Purchase Agreement (the "Agreement"), dated as of February 13, 2001, by and among Ameritrade Holding Corporation, a Delaware corporation, Fortradecast L Partners, L.P., a Texas limited partnership, and Fortradecast S Partners, L.P., a Texas limited partnership, and in consideration of the mutual promises made in the Agreement and this Amendment, the parties thereto agree that the terms of the Agreement are amended as set forth herein.

         1. Section 2.2(d) of the Agreement is hereby amended by adding the phrase "any amounts necessary to satisfy any claims theretofore asserted by any Purchaser Indemnified Party pursuant to Article X and resolved pursuant to the provisions thereof and" immediately prior to the phrase "any amounts deemed by Purchaser and the Sellers Representative reasonably necessary..." and by adding the phrase "delivered to Sellers and Stockholders" immediately prior to the phrase "from (B) the Earn-Out Shares".

         2. Section 6.4 of the Agreement is hereby amended by adding the phrase "and on Schedule 4.3" after the phrase "and marked with an asterisk".

         3. Section 7.4 of the Agreement is hereby amended by adding the phrase "and Purchaser shall have received all consents and approvals set forth on Schedule 4.3" after the phrase "and marked with an asterisk."

         4. Section 9.1(b) of the Agreement is hereby amended by deleting the date "March 30, 2001" and replacing it with the date "April 2, 2001."

         5. All capitalized terms used herein and not defined in this Amendment shall have the same meaning as set forth in the Agreement.

         6. The provisions of the Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms.

         7. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

         8. This Amendment may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Purchase Agreement to be executed and delivered on this 30th day of March, 2001.



                                        AMERITRADE HOLDING CORPORATION


                                        By: /s/ James Ditmore
                                           -------------------------------------
                                        Name:
                                        Title:


                                        FORTRADECAST L PARTNERS, L.P.


                                        By: KCE, L.P.
                                           -------------------------------------
                                        Its: General Partner


                                                 By: KCE Genpar, LLC
                                                 Its: General Partner


                                        By: /s/ William P. Hallman, Jr.
                                           -------------------------------------
                                        Name:
                                        Title:


                                        FORTRADECAST S PARTNERS, L.P.


                                        By: Carmel Land & Cattle Co., L.P.
                                           -------------------------------------
                                        Its: General Partner


                                                 By: Carmel Genpar, LLC
                                                 Its: General Partner


                                                 By: /s/ William P. Hallman, Jr.
                                                    ----------------------------
                                                    Name:
                                                    Title: